As filed with the Securities and Exchange Commission on August    , 1998
                                                          File No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             VISUAL DATA CORPORATION
               (Exact name of issuer as specified in its charter)

    Florida                                             65-0420146
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                   Identification No.)

1291 SW 29 Avenue
Pompano Beach, Florida                                    33069
(Address of principal executive offices)                (Zip Code)


                             VISUAL DATA CORPORATION
                     CONSULTING AND COMPENSATION AGREEMENTS
                            (Full title of the plan)

                                   ----------

                           Randy S. Selman, President
                            1291 Southwest 29 Avenue
                          Pompano Beach, Florida 33069
                                 (954) 917-6655
                     (Name and address of agent for service)

                                    Copy to:

                             Joel D. Mayersohn, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301
                                 (954) 763-1200

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                        Proposed      Proposed
                                        maximum       maximum
                                        offering      aggregate   Amount of
Title of securities    Amount to be     price per     offering    registration
to be registered       registered(1)    share(1)      price(1)    fee (1)
================================================================================
Common Stock
($.0001 par value)     35,000 shares    $2.78         $97,300       $28.70


         (1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the closing bid and asked price for the Registrant's Common Stock, $.0001 per share (the "Common Stock") as reported by The Nasdaq SmallCap Market(TM) on August 3, 1998.

                             VISUAL DATA CORPORATION
         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K

                  Form S-8 Item Number
                      and Caption                             Caption in Prospectus
                  --------------------                        ---------------------
 1.      Forepart of Registration State-                      Facing Page of Registration
         ment and Outside Front Cover                         Statement and Cover Page of
         Page of Prospectus                                   Prospectus

 2.      Inside Front and Outside Back                        Inside Cover Page of Pro-
         Cover Pages of Prospectus                            spectus and Outside Cover Page of
                                                              Prospectus

 3.      Summary Information, Risk Fac-                       Not Applicable
         tors and Ratio of Earnings to
         Fixed Charges

 4.      Use of Proceeds                                      Not Applicable

 5.      Determination of Offering Price                      Not Applicable

 6.      Dilution                                             Not Applicable

 7.      Selling Security Holders                             Not Applicable

 8.      Plan of Distribution                                 Cover Page of Prospectus and Sales by
                                                              Selling Security Holders

 9.      Description of Securities to be                      Description of Securities;
         Registered                                           Compensation and Consulting Agreements

10.      Interests of Named Experts and                       Legal Matters
         Counsel

11.      Material Changes                                     Not Applicable

12.      Incorporation of Certain Infor-                      Incorporation of Certain
         mation by Reference                                  Documents by Reference

13.      Disclosure of Commission Posi-                       Indemnification
         tion on Indemnification for
         Securities Act Liabilities


PROSPECTUS
                             VISUAL DATA CORPORATION

                          35,000 Shares of Common Stock

         This Prospectus is part of a Registration Statement registering for re-sale an aggregate of 35,000 shares ("Shares") of Common Stock, par value $.0001 per share (the "Common Stock") of Visual Data Corporation (the "Company"), of which 15,000 Shares were issued to Michael Liik pursuant to a Compensation Agreement between the Company and Mr. Liik (the "Liik Agreement") and the remaining 20,000 Shares were issued to Jeff Braile pursuant to a Consulting Agreement between the Company and Mr. Braile (the "Braile Agreement"). Messrs. Liik and Braille shall hereinafter be collectively referred to as the "Selling Security Holders." The Company has been advised by the Selling Security Holders that they may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and that such Shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any proceeds from such sales.

         No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the shares issuable under the terms of the Consulting Agreement shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                               ------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

         This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

                 The date of this Prospectus is August 6, 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's Common Stock and Warrants are traded on The Nasdaq SmallCap Market(TM) under the symbols "VDAT" and "VDATW", respectively.

         The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act with respect to an aggregate of 35,000 shares of the Company's Common Stock issued to the Selling Security Holders. This Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge or viewed on the Commission's web site at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

         1. The Company's Registration Statement on Form SB-2, as amended, File No. 333-18819, as declared effective by the Commission on July 30, 1997.

         2. Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997.

         3. Quarterly Report on Form 10-QSB for the three months ended December 31, 1997.

         4. Quarterly Report on Form 10-QSB for the three months and six months ended March 31, 1998.

         5. The Company's Proxy Statement for its Annual Meeting of Shareholders held on May 14, 1998.

         6. The Report on Form 8-K as filed on May 19, 1998.

         7 The Report on Form 8-K as filed on June 3, 1998.

         8. Definitive Proxy Statement as filed on July 31, 1998

         9. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above.

         All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Visual Data Corporation, 1291 SW 29 Avenue, Pompano Beach, Florida 33069, Telephone No.
(954) 917-6655.

                                   THE COMPANY

         Visual Data Corporation, a Florida corporation (the "Company"), was formed in May 1993 with the goal of becoming the predominant digital multi-media content provider in the advertising industry. In August 1997, one year after exiting from its development stage activities, the Company completed its initial public offering. As used herein, the Company includes HotelView Corporation, a Florida corporation ("HVC") incorporated in September 1993, CareView Corporation, a Florida corporation ("CareView") incorporated in August 1997, ResortView Corporation, a Florida corporation ("ResortView") incorporated in December 1997, Video News Wire Corporation, a Florida corporation ("Video NewsWire") incorporated in March 1998 and AttractionView Corporation, a Florida corporation ("AttractionView") incorporated in April 1998, all of which are wholly-owned subsidiaries of the Company.

         The Company develops digital multi-media libraries of interactive visual information which can be marketed and distributed through a variety of media, including the Internet, other On-line services, laser disc, DVD and, eventually, Interactive Television ("ITV"). Much like a magazine selling advertising space, the Company generates revenues through fees paid by companies which advertise and showcase their products in one of the Company's innovative multi-media libraries, each of which is targeted to a specific industry, such as travel, health care and interval ownership. Each of the libraries, or "Views," are essentially marketing companies designed to distribute advertising over new, non-traditional media, supplementing traditional advertising mediums such as print, television and radio. Unlike traditional advertising which is essentially passive, the use of non-traditional media should, in management's opinion, allow the Company's messages to have greater impact and higher recall because of the active interface between the advertiser and the consumer and the proactive nature of the medium. The ability of the product to be revisited at the consumer's discretion, combined with the detail of the message provided by the video, will also permit a more aggressive promotion by the advertiser (the Company's client) by allowing the client the opportunity to supplement their traditional advertising, broaden reach and frequency, and, hopefully, improve market position.

         As discussed above, the Company's libraries will be offered to the general public through various media. The Company's first library, HotelView(R), is a visual library of hotels and resorts, including nearby services and attractions which was initially available through a travel agency distribution channel developed by the Company and since November 1997 has been available on the Internet at the Company's web site, www.hotelview.com. Additional libraries which possess certain synergies to HotelView(R), including CruiseView(TM), AdventureView(TM) and ConventionView(TM) will be offered through the Internet as these libraries are developed. The Company currently has several additional libraries in various stages of development, including the CareView(TM) library which is currently being marketed in South Florida and the New York Metro area. The CareView (TM) system provides not only a video tour of nursing homes and assisted living facilities, but brings to consumers information about bed availability and type of insurance accepted to aid them in the decision making process. Management of the Company currently anticipates that many of the Company's other libraries, such as MedicalView(TM), CampusView,

Health and FitnessView(TM) and ProductView(TM), will be fully developed and launched as soon as high speed data transmission capability, such as cable modems, is widely available. The Company owns, or in the case of libraries under development will own, all of the content included in its libraries.

         The Company's principal executive offices are located at 1291 SW 29 Avenue, Pompano Beach, Florida 33069, telephone 954-917-6655, telecopier 954-917-6655, Web site www.vdat.com. Its fiscal year end is September 30.

                     COMPENSATION AND CONSULTING AGREEMENTS

         On March 18, 1998 the Company entered into a Compensation Agreement with Michael Liik (the "Liik Agreement") relative to services rendered by Mr. Liik to the Company in facilitating the purchase of interests in certain software products from Digital Criteria Technologies ("Digital") including Career Select and Real Estate Select, as well assisting the Company in negotiating the terms of and securing a marketing agreement with Digital related to certain software products, including Voice Select which is being incorporated into the Company's TalentView library. Pursuant to the Liik Agreement, Mr. Liik was issued 15,000 shares of the Company's Common Stock as compensation for his services. A copy of the Liik Agreement is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part.

         On August 3, 1998 the Company entered into a Consulting Agreement with Jeff Braile (the "Braile Agreement") relative to services to be rendered by Mr. Braile regarding the structure, development and marketing of the Company's Data Acquisition division. This agreement, the term of which is for 12 months and which contains certain confidential provisions, provided that Mr. Braile was issued 20,000 shares of the Company's Common Stock as compensation for his services thereunder. A copy of the Braile Agreement is filed as Exhibit 10.2 to the Registration Statement of which this Prospectus forms a part.

Restrictions Under Securities Laws

         The sale of the Shares must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders may also be subject to the "short swing" profit rule of Section 16(b) of the Exchange Act.

                        SALES BY SELLING SECURITY HOLDERS

         The following table sets forth the name of each of the Selling Security Holders, the amount of shares of Common Stock held directly or indirectly by such Selling Security Holder, the maximum amount of shares of Common Stock to be offered by each Selling Security Holder, the amount of Common Stock to be owned by each Selling Security Holder following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by each Selling Security Holder following completion of such offering.

                                                                                                 Percentage
                                                                       Shares to be              to be Owned
Name of Selling            Number of                 Shares to         Owned After               After
Security Holder            Shares Owned              be Offered        Offering                  Offering
---------------            ------------              ----------        ------------              -----------
Jeff Braile                20,000                    20,000            0                         0
Michael Liik               15,000                    15,000            0                         0

                            DESCRIPTION OF SECURITIES

Common Stock

         The Company is authorized by its Articles of Incorporation to issue 20,000,000 shares of Common Stock, of which 3,300,435 were issued and outstanding as of July 6, 1998. The holders of the Company's Common Stock are entitled to receive dividends at such time and in such amounts as may be determined by the Company's Board of Directors, and upon liquidation are entitled to share ratably in the assets of the Company, subject to the rights of the holders of any shares of preferred stock which may be outstanding, remaining after the payment of all debts and other liabilities.

         All shares of the Company's Common Stock have equal voting rights, each share being entitled to one vote per share for the election of directors and all other purposes. Holders of such Common Stock are not entitled to any preemptive rights to purchase or subscribe for any of the Company's Securities. All of the Company's Common Stock which is issued and outstanding is fully paid and non-assessable. Stockholders, including the holders of any series of preferred stock outstanding, do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of Directors are able to elect 100% of the Company's Directors.

         It is not contemplated that any dividends will be paid on the Common Stock, and the future ability to pay dividends will be dependent upon the success of the Company's operations and the decision by its Board of Directors at that time.

Preferred Stock

         The Company is authorized to issue 5,000,000 shares of preferred stock, par value $.0001 per share. The Board of Directors of the Company has the authority, without further action by shareholders, to issue the preferred stock in one or more series, and to fix for any series the dividend rate, redemption price, liquidation or dissolution preferences, conversion rights, voting rights and other preferences and privileges. As of the date hereof, the Company has designated a series consisting of 300 shares of Series A Preferred Stock, of which 150 shares are currently issued and outstanding. The designations, rights and preferences of the Series A Preferred Stock are incorporated by reference to the Company's Report on Form 8-K as filed with the Commission on May 19, 1998. The remaining 4,999,700 shares of preferred stock remain without designation.

Warrants

Common Stock Purchase Warrants

         The Company has issued and outstanding 1,150,000 redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant entitles the holder to purchase one share of Common Stock at $6.00 per share ("Warrant Exercise Price") commencing February 1, 1998 until the expiration of the Warrants on July 30, 2002. The Warrants are redeemable by the Company for $.05 per Warrant, at any time commencing February 1, 1998, upon 30 days' prior written notice, if the closing bid price of the Company's Common Stock as reported by the principal exchange on which the Common Stock is traded equals or exceeds $7.20 per share for 20 consecutive trading days and ending 30 days prior to the notice of redemption. In connection with the Company's initial public offering in July 1997, the Company also issued an aggregate of 100,000 Underwriters' Warrants. The terms of the Warrants and Underwriters' Warrants are more fully set forth in the Company's Registration Statement on Form SB-2, as amended, file number 333-18819, which is incorporated herein by such reference.

Other Outstanding Warrants

         Additionally, as of July 6, 1998, there are warrants outstanding to purchase an aggregate of 202,665 shares of Common Stock, of which (i) 90,201 warrants are exercisable at $6.60 per share through July 30, 1999 (ii) 8,334 warrants are exercisable at $2.80 per share through May 20, 1999 (iii) 90,000 warrants are exercisable at $6.00 per share through July 27, 2002 (iv) 10,000 warrants are exercisable at $3.00 per share through January 21, 2003 and (v) 4,130 warrants which are exercisable at $1.40 per share through July 26, 1998, which such warrants are held by Randy S. Selman, the Company's President, Chief Executive Officer and acting Chief Financial Officer (2,791 warrants) and by Alan Saperstein, the Company's Executive Vice President and Secretary (1,339 warrants). The shares of Common Stock underlying the warrants described in this paragraph may not be sold, transferred or assigned for a period of 24 months from July 30, 1997 without the prior written consent of Noble International Investments, Inc., the representative ("Representative") of the several underwriters in the Company's initial public offering concluded in August 1997. The Representative has advised the Company that it does not have a general policy with respect to the release of shares prior to the expiration of the lock-up.

Stock Options

         As of July 6, 1998, there are stock options to purchase an aggregate of 1,081,916 shares of Common Stock outstanding, which includes options to purchase
(i) 5,581 shares which are exercisable at $5.60 per share through March 31, 1999, (ii) 274,460 shares which are exercisable at $.00016 per share through January 1, 2001, which options are held by Randy S. Selman, the Company's President, Chief Executive Officer and Chief Financial Officer (137,230 options) and by Alan Saperstein, the Company's Executive Vice President and Secretary (137,230 options), (iii) 46,875 shares which are exercisable at $5.00 per share through September 30, 2002, (iv) 25,000 shares which are exercisable at $2.50 per share through March 1, 2001, (v) 125,000 shares which are exercisable at $2.50 per share through July 30, 2002, of which 25,000 options are held by Eric Jacobs, 50,000 options are held by Ben Swirsky and 50,000 options are held by Brian Service, all directors of the Company, (vi) 250,000 shares which are exercisable at $2.50 per share through December 31, 2000, of which 125,000 options are held by each of Randy S. Selman and Alan Saperstein, (vii) 50,000 shares which are exercisable at $2.50 per share though September 30, 2001 which are held by David E. Goodman, the Company's Chief Operating Officer, (viii) 300,000 shares which are exercisable at $2.50 per share through January 8, 2002, of which 125,000 options are held by each of Randy S. Selman and Alan Saperstein and 50,000 options which are held by David E. Goodman, and (viii) 5,000 shares exercisable at $2.75 per share through April 21, 2002 .

The Nasdaq SmallCap Market(TM)

         The Company's Common Stock and Warrants are traded on The Nasdaq SmallCap Market(TM) under the symbols "VDAT" and "VDATW", respectively.

Transfer Agent

         The Company's transfer agent and registrar for the Common Stock and Warrants is Interwest Transfer Co., Inc., 1981 East Murray Holladay Road, Suite 100, Salt Lake City, UT 84117.

                                  LEGAL MATTERS

         Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop and Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301.

                                     EXPERTS

         The consolidated financial statements as of and for the year ended September 30, 1997 incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are incorporated by reference upon the authority of said of said firm as experts in giving said reports.

         The consolidated balance sheet of Visual Data Corporation and Subsidiary as of September 30, 1996 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended, incorporated by reference in this prospectus, have been incorporated herein in reliance on the reports of Goldstein Lewin & Co., independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

                                 INDEMNIFICATION

         The Articles of Incorporation of the Company provide indemnification of directors and officers and other corporate agents to the fullest extent permitted pursuant to the laws of Florida. The Articles of Incorporation also limit the personal liability of the Company's directors to the fullest extent permitted by the Florida Business Corporation Act. The Florida Business Corporation Act contains provisions entitling directors and officers of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officers of the Company, provided said officers of directors acted in good faith.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as express in the Securities Act and will be governed by the final adjudication of such issue.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
------   ---------------------------------------

         The documents listed in (a) through (e) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

         (a) The Registrant's latest annual report or transitional report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or, in the case of the Registrant, either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (2) the Registrant's effective registration statement on Form 10 or 30F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

         1. The Company's Registration Statement on Form SB-2, as amended, File No. 333-18819, as declared effective by the Commission on July 30, 1997.

         2. Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997.

         4. Quarterly Report on Form 10-QSB for the three months ended December 31, 1997.

         5. Quarterly Report on Form 10-QSB for the three months and six months ended March 31, 1998.

         6. The Company's Proxy Statement for its Annual Meeting of Shareholders held on May 14, 1998.

         7. Report on Form 8-K as filed on May 19, 1998.

         8 The Report on Form 8-K as filed on June 3, 1998.

         9. Definitive Proxy Statement as filed on July 31, 1998

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

         (c) The description of the Common Stock of the Company which is contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES
------   -------------------------

         A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------   --------------------------------------

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------   -----------------------------------------

         A description of the indemnification of the Registrant's officers and directors is set forth above under the heading "Indemnification."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------   -----------------------------------

         Inasmuch as the Consultant who received the Shares of the Company was knowledgeable, sophisticated and had access to comprehensive information relevant to the Company, such transactions were undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act.

ITEM 8.  EXHIBITS
------   --------

Exhibit                             Description
-------                             -----------

5 Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of shares of 35,000 shares of Common Stock to Messrs. Liik and Braile

10.1              Form of Compensation Agreement with Michael Liik

10.2              Form of Consulting Agreement with Jeff Braile

24.1 Consent of Atlas, Pearlman, Trop & Borkson, P.A. included in the opinion filed as Exhibit 5 hereto

24.2              Consent of Arthur Andersen LLP

24.3              Consent of Goldstein Lewin & Co

ITEM 9.  UNDERTAKINGS
------   ------------

         (1)      The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (b) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pompano Beach and the State of Florida, on the day of August, 1998.
                             Visual Data Corporation

                             By: /s/ Randy S. Selman
                                 ---------------------
                                 Randy S. Selman,
                                 Chairman of the Board,
                                 Principal Executive Officer
                                 and President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                          DATE
---------                                   -----                          ----

/s/ Randy S. Selman                         President and Chief        August   , 1998
-------------------------------------       Executive Officer and
Randy S. Selman                             Director (Principal
                                            Executive Officer)


/s/ Alan Saperstein                         Vice President,            August   , 1998
---------------------------------------     and Director
Alan Saperstein


/s/ David E. Goodman                        Executive Vice             August   , 1998
----------------------------------          President, Chief
David E. Goodman                            Operating Officer


/s/ Ben Swirsky                             Director                   August   , 1998
-----------------------------------
Ben Swirsky


/s/Brian K. Service                         Director                   August   , 1998
----------------------------------
Brian K. Service


/s/Eric Jacobs                              Director                   August   , 1998
------------------------------------
Eric Jacobs

                                  EXHIBIT INDEX

                             Visual Data Corporation
                             -----------------------


EXHIBIT
NUMBER                             DESCRIPTION                            PAGE
-------                            -----------                            ----
5                 Opinion of Atlas, Pearlman, Trop & Borkson, P.A.
                  relating to the issuance of shares of Common Stock to Jeff Braile pursuant to the Consulting Agreement

10.1              Form of Compensation Agreement with Michael Liik

10.2              Form of Consulting Agreement with Jeff Braile

24.1              Consent of Atlas, Pearlman, Trop & Borkson, P.A.
                  included in the opinion filed as Exhibit 5 hereto

24.2              Consent of Arthur Andersen LLP

24.3              Consent of Goldstein Lewin & Co.